Exhibit 99.1

Tidewater to Present at the Howard Weil 38th Annual Energy Conference

NEW ORLEANS, March 12, 2009 –Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Howard Weil 38th Annual Energy Conference in New Orleans, Louisiana, on Monday, March 22, 2010, at approximately 1:15 p.m. CDT. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater Inc. owns 392 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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